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                            TAX INDEMNIFICATION AGREEMENT


     THIS TAX INDEMNIFICATION AGREEMENT (this "AGREEMENT") is made this 31st day of March, 1999, between DVD Express, Inc., a California corporation (the "COMPANY"), and Michael Dubelko (the "SHAREHOLDER") (the Company and the Shareholder are hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES").

     WHEREAS, the Company recently completed a private offering of its Series A Convertible Preferred Stock (the "PRIVATE OFFERING");

     WHEREAS, from inception through the date prior to the date of the closing of the Private Offering (the "CLOSING"), the Company was an S corporation under the Internal Revenue Code of 1986, as amended (the "CODE"), and after the Closing the Company became a C corporation under the Code (and under the corresponding provisions of state income tax law);

     WHEREAS, the Company has elected under Section 1362(e)(3) of the Code to have the rules of Section 1362(e)(2) not apply for its S Termination year (as hereinafter defined), to which election the Shareholder has consented; and

     WHEREAS, the Company and the Shareholder wish to provide for a tax indemnification agreement in connection with the Company's termination as an S corporation.

     NOW, THEREFORE, the parties agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

     1.1 DEFINITIONS. The following terms, as used herein, have the following meanings:

          "C CORPORATION TAXABLE YEAR" means any taxable year or portion thereof during which the Company is taxable as a C Corporation.

          "C SHORT YEAR" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(B) of the Code.

          "S CORPORATION TAXABLE INCOME" means the taxable income of the Company from all sources through and including the close of business on the last day of the S Short Year of the Company.

          "S CORPORATION TAXABLE YEAR" means any taxable year or portion thereof during which the Company is taxable as an S corporation.

          "S SHORT YEAR" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(A) of the Code.

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          "S TERMINATION YEAR" shall have the meaning set forth in Section
1362(e)(4) of the Code.

                                      ARTICLE II
                                        TAXES

     2.1 SHAREHOLDER'S FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Shareholder represents, covenants and agrees that: (i) he has duly included, or shall duly include, in his own federal and state income tax returns all items of income, gain, loss, deduction or credit attributable to the S Short Year of the Company or any prior period (or that portion of any period) during which the Company was an S corporation as required by applicable law; (ii) such returns have included, or shall include, the S Corporation Taxable Income; and (iii) he has paid, or shall pay, any and all taxes he is required to pay with respect to the S Corporation Taxable Income for all taxable periods (or that portion of any period) during which the Company was an S corporation.

     2.2 COMPANY'S FILING OF TAX RETURNS AND PAYMENT OF TAXES. The Company represents, covenants and agrees that: (i) the Company is and shall be responsible for and has effected, or shall effect, the filing of all federal, state, foreign and local returns for the Company with respect to any and all taxable periods; (ii) such Company returns have included, or shall include, the Company's income from all sources for all periods covered by the returns; and
(iii) the Company has paid, or shall pay, any and all taxes required to be paid by the Company for all periods covered by the returns as required by applicable law.

     2.3 COMPANY'S INDEMNIFICATION FOR TAX LIABILITIES. The Company hereby indemnifies and agrees to hold the Shareholder harmless from, against and in respect of any federal and state income tax liability (including interest and penalties and any taxes resulting from payments under this Section 2.3, but reduced by the benefit received from the deduction for state income taxes paid against taxable income for federal income tax purposes), if any, incurred by the Shareholder resulting from or arising out of a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's income tax return for any S Corporation Taxable Year resulting in a current or future decrease in the Company's federal or state, as the case may be, taxable income for any C Corporation Taxable Year (by way of additional or increased deduction, credit, depreciation, amortization or other tax benefit, whether realized currently or to be realized in the future or over a period of years) and a corresponding increase in the federal or state, as the case may be, taxable income of the Shareholder with respect to the Shareholder's allocable share of S Corporation Taxable Income; PROVIDED, HOWEVER, that in no event shall the Company's liability to the Shareholder under this Section 2.3 exceed the amount of the income tax liability (including interest and penalties and any taxes resulting from payments under this Section 2.3) of the Shareholder arising from such increase in S Corporation Taxable Income allocated to the Shareholder.

     2.4  SHAREHOLDER INDEMNIFICATION FOR TAX LIABILITIES.

          (a) The Shareholder hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any federal and state income tax liability (including interest and penalties and any taxes resulting from payments under this Section 2.4(a)), if any,

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resulting from or arising out of a final determination of any adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Shareholder's federal or state, as the case may be, taxable income resulting in a decrease in the Shareholder's S Corporation Taxable Income and a corresponding increase in the federal or state, as the case may be, taxable income of the Company; PROVIDED, HOWEVER, the amount of any such indemnified tax liability shall be reduced by an amount equal to the refund of state income tax, including interest, received by the Company for state income taxes paid by the Company in respect of any taxable income shifted from an S Corporation Taxable Year to a C Corporation Taxable Year of the Company which is subject to indemnification hereunder; and PROVIDED, FURTHER, that in no event shall the Shareholder's liability under this Section 2.4(a) exceed the amount of any credit or refund of taxes and interest actually received by the Shareholder as a result of such final determination, related final determination or claim for refund.

          (b) The Shareholder hereby indemnifies and agrees to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this Section 2.4(b)) incurred by the Company as a result of a final determination that the Company was not an S corporation for federal or state income tax purposes for any taxable period ending prior to the Closing (including a short taxable period ending the day before the Closing); PROVIDED, HOWEVER, that in no event shall the Shareholder's liability under this Section 2.4(b) exceed the amount of any credit or refund of taxes and interest actually received by the Shareholder as a result of such final determination, related final determination or claim for refund (after such amount of credit or refund and interest has been reduced by the amount of the federal and state income tax liability, if any, imposed on the Shareholder with respect to any distributions received from the Company during or for such applicable taxable period).

     2.5 PAYMENTS. The party providing the indemnity under either Section 2.3 or Section 2.4 (the "INDEMNIFYING PARTY") shall make any payment required to be paid under this Agreement to the party being indemnified under Section 2.3 or
Section 2.4, respectively (the "INDEMNIFIED PARTY"), within thirty (30) days after the receipt of notice from the Indemnified Party that a payment is due by the Indemnified Party to the appropriate taxing authority pursuant to the applicable final determination; PROVIDED, HOWEVER, that in no event shall an Indemnifying Party providing the indemnity under Section 2.4 be required to pay any such indemnified amount prior to thirty (30) days after the receipt by the Indemnifying Party of the credit or refund of taxes, if any, resulting from the corresponding applicable final determination, related final determination or claim for refund.

     2.6 SUBROGATION. The Indemnifying Party shall be subrogated to all rights of recovery that the Indemnified Party may have against any person or organization in respect of the tax liabilities for which the Indemnifying Party is providing indemnity. Such right of subrogation shall not exceed the amount paid by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall execute and deliver instruments and papers and such other items, and take such actions, as are reasonably necessary to secure such rights of subrogation for the Indemnifying Party and to permit the Indemnifying Party to pursue such rights of recovery.

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                                     ARTICLE III
                                    MISCELLANEOUS

     3.1 NOTICES. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed given when delivered personally or sent by facsimile transmission to the numbers indicated below (if physical confirmation of transmission is retained) or on the third succeeding business day after being mailed by registered or certified mail, deposited in the United States mail, postage prepaid, return receipt requested, to the appropriate party at its, his address below or at such other address for such party (as shall be specified by written notice when in fact delivered pursuant hereto):

          If to the Company, at:

          DVD Express, Inc.
          7083 Hollywood Boulevard
          Los Angeles, California 90028

          If to the Shareholder, at:

          Michael Dubelko
          c/o DVD Express, Inc.
          7083 Hollywood Boulevard
          Los Angeles, California 90028

     3.2 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the agreement between the parties hereto.

     3.3 CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     3.4 GOVERNING LAW. THIS AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CALIFORNIA CHOICE OF LAW RULES.

     3.5 AMENDMENT AND MODIFICATION. This Agreement may be amended only by the written agreement of the Company and Shareholder.

     3.6 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties, any rights or

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remedies hereunder; PROVIDED, HOWEVER, nothing in this Section shall be construed as prohibiting an assignment of this Agreement by the Company to a successor by operation of law.

     3.7 INTERPRETATION. The title, articles and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

     3.8 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

     3.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

     3.10 ARBITRATION. Any action to enforce or interpret this Agreement or to resolve disputes arising in connection with this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Either party may commence arbitration by sending a written demand for arbitration to the other party. Such demand shall set forth the nature of the matter to be resolved by arbitration. The substantive law of the State of California shall be applied by the arbitrator to the resolution of the dispute. The Company, on the one hand, and the Shareholder, on the other hand, shall share equally all initial costs of arbitration. The prevailing party shall be entitled to reimbursement of attorney fees, costs, and expenses incurred in connection with the arbitration. All decisions of the arbitrator shall be final, binding, and conclusive on the parties. Judgment may be entered upon any such decision in accordance with applicable law in any court having jurisdiction thereof.

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     IN WITNESS WHEREOF, each of the parties hereto has executed or caused this
Agreement to be executed on its behalf all as of the day and year first above written.


                              "Company"

                              DVD Express, Inc.,
                              a California corporation



                              By /s/ Andrew Crist
                                -------------------------------

                              Its Chief Financial Officer
                                 ------------------------------


                              "Shareholder"

                              /s/ Michael Dubelko
                              ---------------------------------
                              Michael Dubelko



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